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                                                                   EXHIBIT 99(d)

                                                                  EXECUTION COPY
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                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (this "Agreement") made as of June 23, 1997, between
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SYNETIC, INC., a Delaware corporation (the "Company"), and ROGER C. HOLSTEIN
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("Optionee").
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                                    RECITAL
                                    -------

     The Company desires to provide Optionee with an opportunity to acquire shares of Common Stock (as defined below) of the Company, subject to stockholder approval. As a result, the Company has elected to issue to Optionee an option to acquire 250,000 shares of its Common Stock and intends that such option
comply with the requirements of Rule 16b-3 under   the Securities Exchange Act
of 1934, as amended (the "Exchange Act") and Section 162(m) of the Internal
                          ------------
Revenue Code of 1986, as amended.

                                   AGREEMENTS
                                   ----------

     In consideration of the Recital (which is incorporated by reference) and the mutual covenants of this Agreement, the Company and Optionee agree as follows:

     1.      Confirmation of Grant of Option.  Pursuant to a determination by
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the Stock Option Committee of the Board of Directors of the Company (the
"Board")effective as of the date first set forth above (the "Date of Grant"),
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the Company hereby confirms that Optionee has been granted, subject to the terms of this Agreement and approval by the Company's stockholders at the next annual meeting of stockholders, the right (the "Option") to purchase 250,000 shares of
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Common Stock of the Company ("Common Stock").  All of the shares hereunder are
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hereinafter referred to as "Shares".  Said number of Shares subject to the
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Option may be adjusted as provided in Section 9.

     As used herein, "Committee" shall mean the Stock Option Committee of the Board (and any successor committee appointed by the Board).

     2.      Exercisability of Option.
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     2.1.    Subject to the terms and conditions of this Agreement (including
Sections 2.3, 2.4 and 2.5), the Option shall become exercisable:

     2.1.1. with respect to 20% of the Shares, on and after the first anniversary of the Date of Grant;

     2.1.2. with respect to an additional 20% of the Shares, on and after the second anniversary of the Date of Grant;

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     2.1.3.  with respect to an additional 20% of the Shares, on and after the third anniversary of the Date of Grant;

     2.1.4. with respect to an additional 20% of the Shares, on and after the fourth anniversary of the Date of Grant; and

     2.1.5. with respect to the remainder of the Shares, on and after the fifth anniversary of the Date of Grant.

     2.2. The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     2.2.1.  The fifteenth anniversary of the Date of Grant; or

     2.2.2. Subject to the provisions of Sections 2.3, 2.4, 2.5, 2.6 and 2.7 below, 30 days following the date of termination of Optionee's status as an employee of the Company for any reason in the case of the vested portion of the Option (or the date on which a portion of the Option vests pursuant to Sections
2.5 and 2.6) and immediately following such date of termination in the case of the unvested portion of the Option.

     2.3. If Optionee's employment is terminated by the Company for Cause (as defined in this Section 2.3), the Option (both vested and non-vested) shall expire on the date of termination. For purposes of this section of this Agreement, the term "Cause" shall mean any of the following:
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          (a)  A willful failure of Optionee to perform his duties in any material respect which failure is not cured by Optionee within 30 days following written notice from the Company detailing such failure;

          (b) Any willful misconduct by Optionee relating, directly or indirectly, to the Company or any of its affiliates, which breach, if susceptible to cure, is not cured by Optionee within 30 days following written notice from the Company detailing such breach;

          (c) Any breach by Optionee of any material provision contained in this Agreement or any employment or consulting agreement between the Company and Optionee, which breach, if susceptible to cure, is not cured by Optionee within 30 days following written notice from the Company detailing such breach; or

          (d) Optionee's conviction of a felony or crime involving moral turpitude.

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          2.4.  If Optionee terminates his employment for any reason other than for Cause (as defined in this Section 2.4), the Option (both vested and non-vested) shall expire on the date of termination. For purposes of this section of this Agreement, the term "Cause" shall mean any of the following:
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          (a)  Any material breach by the Company of its obligations to Optionee under this Agreement or any employment or consulting agreement between the Company and Optionee, which, if susceptible to cure, remains uncured;

          (b)  A material demotion of Optionee's position with the Company; or

          (c) If Optionee is required by the Company to relocate from his present residence or is required to commute, on a regular basis, to the Company's headquarters and such headquarters is outside of the New York City metropolitan area.

          2.5. In the event that Optionee's employment with the Company is terminated (I) by the Company without Cause (as defined in Section 2.3) or (II) by Optionee for Cause (as defined in Section 2.4), the Option shall remain outstanding and continue to vest, and shall otherwise be treated for purposes of this Agreement, as if Optionee remained in the employ of the Company through the earlier of (a) the second anniversary of the date of termination or (b) the occurrence of any circumstance or event that would constitute Cause under
Section 2.3 of this Agreement.

          2.6. In the event that Optionee's employment with the Company is terminated (I) by Optionee upon 30 days' written notice to the Company at any time after a 12 month period following the occurrence of the Change of Control (as defined below) (or such shorter period to the extent the acquiring company does not request the services of the Optionee for such 12 month period), (II) by the Company because Optionee shall become ill, mentally or physically disabled, or otherwise incapacitated so as to be unable regularly to perform the duties of his position for a period in excess of 90 consecutive days or more than 120 days in any consecutive 12 month period, or (III) due to his death, the Option shall remain outstanding and continue to vest, and shall otherwise be treated for the purposes of the terms and conditions thereof, as if Optionee remained in the employment of the Company through the earlier of (a) November 6, 2002 and (b) the occurrence of any circumstances or events that would constitute Cause under such Section 2.3. For purposes of this Section 2.6, a "Change of Control" shall
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be deemed to have occurred if:

          (a) both (i) any person, entity or group shall have acquired at least 50% of the voting power of the outstanding voting securities of the company ("Voting Power"), excluding Martin J. Wygod and his affiliates, and (ii)
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     following such acquisition of 50% Voting Power, Martin J. Wygod shall cease to hold one or more of the following positions: Chairman of the Board or Chief Executive Officer of the Company or a

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     senior executive office of the acquirer of 50% Voting Power, in each case with duties and responsibilities greater than or substantially equivalent to those prior to such acquisition of 50% Voting Power; or

          (b) both (i) a reorganization, merger or consolidation or sale of other disposition of all or substantially all of the assets of the Company ("Business Combination") shall have occurred and (ii) following such
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     Business Combination, Martin J. Wygod shall cease to be Chairman of the
     Board or Chief Executive Officer of, or to hold a senior executive position in, the corporation resulting from such Business Combination, with duties and responsibilities greater than or substantially equivalent to those prior to such Business Combination; or

          (c) a complete liquidation or dissolution of the Company shall have occurred.

          2.7. Notwithstanding any other provision of this Agreement, the Committee may determine that the Option shall become exercisable in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Committee determines, in its sole discretion, merits special consideration.

          2.8 Notwithstanding anything to the contrary contained herein, in no event shall the Option be exercisable after the expiration of fifteen years from the date of this Agreement.

          3.   Method of Exercise of Option.  The Option may be exercised by
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Optionee (or by Optionee's personal representatives or heirs at law, as provided in Section 2, but by no other person) as to all or (at Optionee's election) part of the Shares as to which the Option is then exercisable (that is, vested) under
Section 2 by giving written notice of exercise to the Company at its principal business office, specifying the number of Shares for which the Option is exercised, accompanied by payment in full for such Shares (as determined pursuant to Section 4) together with any amount required for payroll withholding tax under all applicable federal, state or local laws or regulations. The failure to exercise the Option, in whole or in part, as to any vested exercise rights shall not constitute a waiver of these rights. The Company shall cause certificates for the Shares so purchased to be delivered to Optionee or Optionee's personal representatives or heirs at law, at its principal business office, against payment in full of the Option price for such Shares (as determined pursuant to Section 4), as soon as practicable following receipt of the notice of exercise and the applicable purchase price. The Option price shall be paid in United States dollars in the form of cash, certified check or bank draft, or (if the Shares of Common Stock of the Company are then publicly traded) in fully paid Shares of Common Stock of the Company, that have been held by the Optionee for a period of at least six months (valued for this purpose at their then fair market

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value determined by the Committee), consistent with practices permitted by the
Committee or a combination of the two.

          4.   Option Price.  Subject to adjustment as provided in Section 9,
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the purchase price of the Shares covered by this Agreement shall be $34.875 per
Share.

          5.   Non-Transferability of Option.  The Option is not assignable or
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transferable except by will or by the laws of descent and distribution and the
Option may not be exercised other than by the Optionee or, after the death of the Optionee, by the Optionee's personal representative, heirs or legatees; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of the Option to the Optionee's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as permitted in the preceding sentence), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to levy, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate the Option contrary to the provisions of this Agreement, and any levy, attachment or similar process upon the Option shall be null and void and without effect, and the Board or the Committee may, in its discretion, upon the happening of any such event, terminate the Option as of the date of such event.

          6.   No Rights Prior to Issuance of Shares.  The holder of the Option
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shall not have any rights to dividends nor any other rights of a shareholder with respect to the Shares covered by the Option until the Shares have been issued (as evidenced by the appropriate entry on the books of the transfer agent of the Company) following exercise of the Option prior to its termination.

          7.   Restrictions on Exercise and on Common Stock.
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          7.1. The Shares issued upon exercise of the Option shall be issued only to Optionee or a person permitted to exercise the Option pursuant to
Section 2.3.

          7.2. The Company may require the Optionee to represent to the Company, in writing, when the Option is exercised, that the Optionee is exercising the Option for the Optionee's own account for investment only and not with a view to distribution and that the Optionee will not make any sale, transfer or other disposition of any Shares purchased except (i) pursuant to a registration statement filed under the Securities Act of 1933 as amended, which the Securities and Exchange Commission has declared effective, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no action" letter issued to the Optionee by the Securities and Exchange Commission. The Company may require each share certificate representing Shares to bear a legend stating that the Shares

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evidenced thereby may not be sold or transferred except in compliance with the
Securities Act of 1933, as amended, and the provisions of this Agreement. Notwithstanding anything contained herein to the contrary, the Option shall not be exercisable at a time when the exercise thereof may result in the violation of any law or governmental order or regulation.

          8.   Right to Terminate Employment.  This Agreement does not
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constitute a contract of, or an implied promise to continue, Optionee's employment or status with the Company or any subsidiary of the Company; and nothing contained in this Agreement shall confer upon Optionee the right to continue such employment or status; nor does this Agreement affect the right of the Company to terminate Optionee's employment at any time. Optionee shall have no rights in the benefits conferred by the Option or in any Shares except to the extent the Option is exercised while vested and prior to termination. Termination of the Option by reason of rightful termination of employment shall give no rise for any claim for damages by Optionee under this Agreement and shall be without prejudice to any rights or remedies which the Company or any subsidiary of the Company may have against Optionee.

          9.   Adjustment.
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          9.1. In the event of any subdivision (stock split) or consolidation
(reverse split) of the issued Common Stock of the Company, or any other recapitalization of the Company, or any business combination or other transaction involving the Company, which shall substantially affect the rights of holders of Common Stock, the Board or the Committee shall make such appropriate adjustments to the number of Shares and price per Share covered by the Option, and any other rights under the Option, as deemed appropriate by the Board or the Committee, as the case may be (whose good faith determination shall be absolute and binding upon Optionee), to provide Optionee with a benefit equivalent to that to which Optionee would have been entitled if such event had not occurred; provided, however, that if, as a result of such event, the Common Stock is no longer publicly traded, the Board or the Committee shall make such appropriate adjustments to the unvested portion of the Option, as deemed appropriate by the Board or the Committee, as the case may be (whose good faith determination shall be absolute and binding upon Optionee), to provide Optionee with a benefit equivalent to that to which Optionee would have been entitled if Optionee would have had the right to exercise any unvested portion of the Option immediately prior to such event. The Committee or the Board, as the case may be, shall provide for appropriate adjustment of the Option in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the Shares purchased by exercise of the Option are issued or transferred, except that no such adjustment shall be made for cash dividends or stock dividends of 10% or less (cumulatively, in the aggregate).

          9.2. In case the Company is merged or consolidated with another corporation, or in case of a reorganization of the Company, the Board or the board of directors of any

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corporation assuming the obligations of the Company hereunder shall either (i)
make appropriate provisions for the protection of any outstanding portion of the Option by the substitution on an equitable basis of appropriate securities of the Company, or appropriate securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the option price, or both, or (ii) give written notice to the Optionee that his Option must be exercised, to the extent then exercisable, within 60 days of the date of such notice or the Option will terminate, and to the extent that the Option is not exercised within such 60-day period it shall terminate and be of no further effect.

          10.  Taxes.  If  the Company shall be required to withhold any amounts
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by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of an Option, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Optionee. In any event, the Optionee shall either (i) make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding, or (ii) to the extent permitted by the Committee, irrevocably authorize the Company to withhold from the Shares otherwise issuable to the Optionee as a result of such exercise a number of Shares having a fair market value, as of the date the withholding tax obligation arises (the "Tax Date") which alone, or when added to
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funds paid to the Company by the Optionee, equal the amount of the minimum withholding tax obligation (the "Withholding Election") and the Company shall be
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entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due or to become due to the Optionee. An Optionee's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Committee. The Committee may establish such rules and procedures as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of the Option.

          11.  Notices.  Each notice relating to this Agreement shall be in
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writing and delivered in person or by certified mail to the proper address.
Each notice to the Company shall be addressed to it at its principal office, attention of the Chief Financial Officer, with a copy to the Company's General Counsel. Each notice to Optionee (or other person or persons then entitled to exercise the Option) shall be addressed to Optionee (or such other person or persons) at Optionee's most recent address on the books of the Company. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect. Each notice shall be deemed to have been given on the day it is received.

          12.  Benefits of Agreement.  This Agreement shall inure to the benefit
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of and be binding upon each successor of the Company.  Rights granted to the
Company under this Agreement shall be binding upon Optionee's personal representatives and heirs at law.

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          13.  Source of Rights.  This Agreement shall be the sole and exclusive
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source of any and all rights which Optionee, and Optionee's personal representatives or heirs at law, may have in respect of the Option as granted hereunder.

          14.  Captions.  The captions contained in this Agreement are for
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reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          15.  Interpretation and Construction.  The Option shall be
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administered by the Committee.  The Committee shall have authority to interpret and construe the terms of the Option, to make all determinations necessary or advisable for the administration of the Option (including determinations relating to the delivery of Shares of Common Stock in payment of the purchase price of the Shares covered by the Option and any tax withholding obligations, subject to compliance with any applicable rules promulgated under Section 16 of the Exchange Act). The good faith interpretation and construction by the Board or by the Committee of any provision of this Agreement shall be final and conclusive and binding on the parties hereto.

          16.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

          17.  Governing Law.  This Agreement shall be construed in accordance
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with and governed by the laws of the State of New Jersey without regard to any principles of conflict of laws.

                                   EXECUTION
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          The parties signed this Agreement as of the day and year first above written, whereupon it became binding in accordance with its terms.


                               SYNETIC, INC.


                               By: /s/ Anthony Vuolo
                                   -----------------------------
                                   Name:  Anthony Vuolo
                                   Title: Vice President and Chief
                                           Financial Officer


                                   /s/ Roger C. Holstein
                               ---------------------------------
                                       Roger C. Holstein

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